Exhibit 5.1
to Registration Statement

October 13, 2010

International Shipholding Corporation
11 North Water Street, Suite 18290
Mobile, Alabama 36602

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to International Shipholding Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company. The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), of up to $200 million of securities, consisting of an indeterminate aggregate principal amount or number of (i) shares of the Company’s common stock (“Common Stock”), (ii) shares of the Company’s preferred stock (“Preferred Stock”), (iii) senior or subordinated debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (“Warrants”) and (v) units consisting of certain specified securities (“Units” and, collectively with Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”), in one or more series as determined by the Company’s Board of Directors in subsequent resolutions (“Subsequent Resolutions”) and as described in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

In connection with rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Restated Certificate of Incorporation of the Company, as amended through May 19, 2010 (the “Charter”); (ii) the Bylaws of the Company, as amended and restated through October 28, 2009; (iii) a photocopy of the resolutions adopted by written consent by the Board of Directors of the Company as of October 7, 2010; (iv) the form of senior indenture (the “Senior Indenture”) and the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each in the form filed as an exhibit to the Registration Statement; and (v) such other records of the Company, certificates of the Company’s officers and public officials, and such other documents as we have deemed relevant.  As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.  We have also assumed without verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to issue the Securities.

2. The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been duly approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (iv) any required certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

3. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the definitive terms of such series of Preferred Stock, as well as the terms of the issuance and sale thereof, shall have been duly established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a certificate of designations or comparable instrument setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the Delaware General Corporation Law (“DGCL”), (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor (but not less than par value) in accordance with the applicable underwriting, purchase or similar agreement.

4. Each series of Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) the applicable Indenture has been duly executed and delivered by the Company and the relevant trustee, (iii) the applicable Indenture and trustee or trustees named thereunder have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and a Form T-1 has been properly filed with the Commission, (iv) the definitive terms and provisions of such Debt Securities, as well as the terms of the issuance and sale thereof, have been duly established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (v) any supplemental indenture has been duly executed and delivered by the Company and the relevant trustee, (vi) all agreements relating to any collateral or security arrangements have been validly executed and delivered by the Company any other parties thereto, (vii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (viii) the Debt Securities are duly executed and delivered by the Company and authenticated by the trustee in accordance with the applicable Indenture and paid for by the purchasers thereof in accordance with the applicable underwriting, purchase or similar agreement.

5. Each series of Warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) a warrant agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the warrant agent or agents thereunder, (iii) the definitive terms of such Warrants and the Securities issuable upon exercise thereof, as well as the terms of the issuance and sale of the Warrants, shall have been duly established and approved in accordance with Subsequent Resolutions (or, if applicable, a supplemental indenture to the applicable Indenture), as contemplated by the Registration Statement, the warrant agreement relating to such Warrants and, as applicable, the Senior Indenture, the Subordinated Indenture, the DGCL or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities upon exercise of the Warrants, any and all action required under the DGCL to validly issue any Common Stock or Preferred Stock upon exercise of the Warrants, or any and all comparable actions under the governing instruments to validly issue any other Securities upon exercise of the Warrants, including in all such cases all applicable qualifications, designations, authentications and filings, shall have been duly taken and (vi) any instruments evidencing such Warrants shall have been duly executed and authenticated, registered or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

6. The Units will be legally issued and fully paid when (i) the Registration Statement shall have become effective under the Act, (ii) one or more unit agreements (each, a “Unit Agreement”) among the Company and one or more banks or trust companies, as unit agents, and any necessary accompanying documentation, shall have been duly authorized, executed and delivered by the Company and each other party thereto, (iii) the definitive terms of the Units, each Unit Agreement and the Securities issuable thereunder, as well as the terms of the issuance and sale of the Units, shall have been duly established and approved in accordance with Subsequent Resolutions (or, if applicable, a supplemental indenture to the applicable Indenture), as contemplated by the Registration Statement, each such Unit Agreement and, as applicable, the Senior Indenture, the Supplemental Indenture, the DGCL or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Units shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities pursuant to the Units, any and all actions required under the DGCL to validly issue any Common Stock or Preferred Stock pursuant to the Units, or any and all comparable actions under the governing instruments to validly issue any other Securities pursuant to the Units, including in all such cases all applicable qualifications, designations, authentications and filings, shall have been taken, and (vi) any required certificates or similar documentation representing the Units shall have been duly executed and authenticated, registered or countersigned as provided in such Unit Agreements and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) the Board of Directors of the Company shall have duly and validly taken all corporate action necessary to authorize the issuance and sale of each such Security pursuant to the adoption of Subsequent Resolutions (including the due reservation of Securities issuable upon the conversion, exercise or exchange of any other Security) and such authorization shall not have been modified or rescinded; (ii) the Registration Statement will be effective and comply with all applicable laws at all times during which the Securities are offered and issued as contemplated by the Registration Statement; (iii) the applicable Prospectus Supplement filed with the Commission describing the Securities offered thereby will be effective and comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) all Common Stock or Preferred Stock will be issued and sold in conformity with the terms, conditions and limitations contained in the Charter, including the limitations on the number of shares authorized thereunder; (vi) the definitive purchase, underwriting or similar agreement and any other necessary agreement or instrument with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and such agreements will be valid, binding and enforceable with respect to such other parties thereto; (vii) the Senior Indenture and the Subordinated Indenture, prior to the issuance of any Debt Securities thereunder, will be duly authorized, executed and delivered by the Company and the applicable trustees, and each such Indenture and the applicable trustees will be qualified under the Trust Indenture Act; (viii) all Securities will be issued in accordance with the terms and conditions of the Subsequent Resolutions authorizing the issuance of such Securities and (ix) there will not have occurred any change in law affecting the validity or enforceability of any such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or regulation (including those relating to the regulation of maritime companies and the ownership of their stock) or will result in a breach or violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company or its assets.

Our opinions expressed above regarding the enforceability of certain of the Company’s obligations are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain certain remedies and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit.  If and to the extent any of the Company’s obligations under any Securities may be guaranteed by affiliates or third parties or may be secured by the grant of any security interests, we express no opinion whatsoever with respect to any such guarantees or security interests.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of Louisiana and the DGCL.  We express no opinion with respect to (i) the laws of any other jurisdiction, (ii) the securities or blue sky laws of the various states, or (iii) any effect which any such laws may have on the opinions expressed herein. For purposes hereof, we have assumed that the laws of any other jurisdiction that purport to govern the enforceability of any Securities are the same as the laws of the State of Louisiana.

This letter has been furnished for the benefit of the Company in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.  This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.  This letter speaks only as of the date hereof.  We assume no obligation to revise or supplement this letter for any reason.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Opinions.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.

Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.